Exhibit 99.1

Inhibrx to Present INBRX-101 Data at ATS 2022 Annual Meeting

SAN DIEGO, April 5, 2022 – Inhibrx, Inc. (Nasdaq: INBX), a biotechnology company with four clinical programs in development and an emerging pre-clinical pipeline, announced today that late-breaking data from INBRX-101 will be presented at the American Thoracic Society (“ATS”) 2022 Conference to be held May 13th- 18th, 2022 in San Francisco, CA.

Details on the oral presentation are shared below:

Title: INBRX-101: A Novel Recombinant AAT-Fc Fusion Protein That Achieves Normal Serum AAT Levels with Extended Interval Dosing for Patients with Alpha-1 Antitrypsin Deficiency
Session: Late Breaking Mini Symposium. B14. OLD DOGS NEW TRICKS: LATE-BREAKING ABSTRACTS IN OBSTRUCTIVE LUNG DISEASE
Senior Author: Mark Brantly
Date & Time: May 16, 2022, 10:30-10:40 AM PST
Location: Room 3001/3003 (West Building, Level 3), Moscone Center

Details on the poster presentation are shared below:

Title: Evaluation of Safety and Pharmacokinetics of the Recombinant Human AAT-Fc Fusion Protein INBRX-101 in Patients with Alpha-1 Antitrypsin Deficiency
Poster Session: C41. ALPHA-1 ANTITRYPSIN DEFICIENCY
Poster: P393
Lead Speaker: Andrew Veale
Date & Time: May 17, 2022, 11:15 AM - 1:15 PM PST
Location: Area E, Hall F (North Building, Exhibition Level), Moscone Center

Upon release at ATS, the poster and presentation will be accessible through Inhibrx’s website at https://inhibrx.investorroom.com/events-and-presentations.

About AATD and INBRX-101
Alpha-1 Antitrypsin Deficiency (“AATD”) is an under-diagnosed genetic disease affecting an estimated 100,000 patients in the US. It is characterized by insufficient levels of AAT causing emphysema, loss of lung function, and decreased life expectancy. Based on biochemical efficacy, plasma-derived AAT (“pdAAT”) therapy was approved in the 1980s and is administered weekly to maintain serum AAT concentrations above 11 µM, which is below the normal range. Since then, little progress has been made with new treatment modalities and cost/supply of pdAAT remains a challenge.

The INBRX-101 study is an open-label, international Phase 1 trial designed to assess safety, pharmacokinetics (“PK”), pharmacodynamics (“PD”), and immunogenicity (NCT03815396). AATD patients were administered single or multiple doses (three consecutive doses every three weeks) of 10, 40, 80 or 120 mg/kg INBRX-101 via IV infusion.

As of November 2021, 24 AATD patients have been administered INBRX-101 at doses of 10 mg/kg (n=6), 40 mg/kg (n=6), 80 mg/kg (n=6) and 120 mg/kg (n=6). INBRX-101 has been well

Exhibit 99.1
tolerated without serious adverse reactions, dose-limiting toxicities, or severe treatment emergent adverse events. The most common drug related adverse events reported were fatigue (n=5), pruritus (n=5), blood pressure increased (n=5), urticaria (n=4), and infusion related reactions (n=2). Infusion related reactions (e.g., pruritus, blood pressure increased, urticaria, infusion related reactions) were transient, mostly mild (Grade 1 per CTCAEv5.0) except for one moderate event (Grade 2) and responded well to symptomatic therapy.

Serum antigenic PK and functional AAT levels were assessed in 21 AATD patients. Dose-related increases in maximal and total INBRX-101 exposure were observed across the dose range of 10 to 120 mg/kg. A terminal half-life of approximately 15 - 19 days was observed. Preliminary data from multiple doses of 40 mg/kg or 80 mg/kg every three weeks showed accumulation in line with the prolonged half-life. Observed trough levels of functional AAT exceeded those reported historically for pdAAT.

About Inhibrx, Inc.
Inhibrx is a clinical-stage biotechnology company focused on developing a broad pipeline of novel biologic therapeutic candidates in oncology and orphan diseases. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary sdAb platform. Inhibrx has collaborations with 2seventy bio (formerly bluebird bio), Bristol-Myers Squibb and Chiesi. For more information, please visit www.inhibrx.com.

Investor and Media Contact:

Kelly Deck
CFO
kelly@inhibrx.com
858-795-4260